Exhibit 24.2


                             MOBIL CORPORATION

                            BOARD OF DIRECTORS


     RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized for and on behalf of the Corporation to execute personally or by attorney-in-fact and cause to be filed with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933 for the registration of the common stock, par value $2.00 per share, of the Corporation ( Common Stock ) and appurtenant rights to purchase Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Corporation ( Rights ) to be offered pursuant to the 1995 Incentive Compensation and Stock Ownership Plan of the Corporation (or pursuant to predecessors to such Plan), and thereafter to execute and cause to be filed any amended registration statement or registration statements and amended prospectus or prospectuses, or amendments or supplements to any of the foregoing, and to cause such registration statement and any amendments thereto to become effective in accordance with the Securities Act of 1933 and the General Rules and Regulations of the Securities and Exchange Commission thereunder; and further


  RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized for and on behalf of the Corporation to execute personally or by attorney-in-fact and cause to be submitted any required application for the listing on the New York Stock Exchange of the shares of Common Stock and appurtenant Rights to be offered pursuant to the 1995 Incentive Compensation and Stock Ownership Plan (or pursuant to predecessors to such Plan); and further

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      RESOLVED, that the name of any officer signing on behalf of the
Corporation may be signed pursuant to a power of attorney for purposes of any registration statements on Form S-8 or any other appropriate form, including amendments or post-effective amendments to any such registration statements, with all exhibits thereto, and any and all documents in connection therewith, in connection with registrations under the Securities Act of 1933, as amended, and for purposes of any listing application with any stock exchange, relating to the various employee benefit plans of this Corporation or any subsidiary, whether directly or indirectly owned, including, without limitation the following:


     1995 MOBIL INCENTIVE COMPENSATION AND STOCK OWNERSHIP PLAN 1991 MOBIL INCENTIVE COMPENSATION AND STOCK OPTION PLAN 1986 MOBIL INCENTIVE COMPENSATION AND STOCK OPTION PLAN 1981 MOBIL INCENTIVE COMPENSATION AND STOCK OPTION PLAN 1976 MOBIL INCENTIVE COMPENSATION PLAN.